UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 13, 2016 (October 12, 2016)

WILLIAMS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-34831	20-2485124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma		74172-0172
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (918) 573-2000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the recently completed sale by The Williams Companies, Inc. (“Williams”) and Williams Partners L.P. (the “Partnership”) of their Canadian businesses to Inter Pipeline Ltd., Williams agreed to waive $150 million USD of incentive distribution rights in the quarter following closing to facilitate the Partnership’s consent to the sale in recognition of the value of inter-company contracts. On October 12, 2016, WPZ GP LLC, the general partner of the Partnership, adopted Amendment No. 7 (“Amendment No. 7”) to the Partnership’s First Amended and Restated Agreement of Limited Partnership to implement the waiver described above. Such waiver will be effective for the distribution with respect to the quarter ending September 30, 2016.

The foregoing description of Amendment No. 7 is qualified in its entirety by reference to the copy of Amendment No. 7 filed as Exhibit 3 to this report, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3	Amendment No. 7 to the First Amended and Restated Agreement of Limited Partnership of Williams Partners L.P., dated October 12, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P.

By:	WPZ GP LLC,
its General Partner

By:	/s/ Robert E. Riley, Jr.
Robert E. Riley, Jr.
Assistant Secretary

DATED: October 13, 2016

EXHIBIT INDEX

Exhibit No.	Description

3	Amendment No. 7 to the First Amended and Restated Agreement of Limited Partnership of Williams Partners L.P., dated October 12, 2016.